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                                                                    Exhibit 23.5

                    CONSENT OF DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION



     We hereby consent to (i) the inclusion of our opinion letter, dated July 7, 1999, to the Board of Directors of COMSAT Corporation (the "Company") as Appendix III to the Proxy Statement/Prospectus of the Company relating to the proposed acquisition of the Company by Lockheed Martin Corporation, and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in the sections captioned "Summary", "Background of the Merger", "Recommendations of the COMSAT Board of Directors; Reasons for the Merger", and "Opinion of COMSAT's Financial Advisor" of the Proxy Statement/Prospectus of the Company which forms a part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                        By: /s/ Douglas V. Brown
                                           ---------------------------------
                                           Name: Douglas V. Brown
                                           Title:Managing Director



New York, New York
July 12, 1999
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